Exhibit 10.3

TERM EQUITY PURCHASE AGREEMENT

This five-year term equity purchase agreement is entered into as of April 17, 2019 (this “Agreement”), by and between Invizyne Technologies, Inc., a Nevada corporation (the “Company”), and MDB Capital Group, LLC, a Texas limited liability company (the “Investor”).

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, to permit the Company to request from time to time that the Investor purchase shares of common stock of the Company up to a maximum of Five Million Dollars ($5,000,000.00) of the Company’s common stock; and

WHEREAS, the purchase price, as provided herein, may be in cash or invoices and other expenses paid on behalf of the Company by the Investor.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Agreement” shall have the meaning specified in the preamble hereof.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

“Closing” shall mean one of the closings of a purchase and sale of shares of Common Stock pursuant to Section 2.3.

“Closing Date” shall mean the date of any Closing hereunder.

“Commitment Period” shall mean the period commencing on the Execution Date and ending on the earlier of (i) the date on which the Investor shall have purchased Sale Shares pursuant to this Agreement equal to the Maximum Commitment Amount, or (ii) April 17, 2024.

“Common Stock” shall mean the Company’s common stock, .000001 par value per share, and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of dividends (as and when declared) and assets (upon liquidation of the Company).

“Company” shall have the meaning specified in the preamble to this Agreement.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Damages” shall mean any loss, claim, damage, liability, cost and expense (including, without limitation, reasonable attorneys’ fees and disbursements and costs and expenses of expert witnesses and investigation).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Execution Date” shall mean the “as of” date of this Agreement.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Governmental Licenses” shall have the meaning specified in Section 4.10.

“Indemnified Party” shall have the meaning specified in Section 9.2.

“Indemnifying Party” shall have the meaning specified in Section 9.2.

“Intellectual Property” shall have the meaning specified in Section 4.12.

“Investor” shall have the meaning specified in the preamble to this Agreement.

“Lien” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall mean any effect on the business, operations, properties, or financial condition or prospects of the Company and its Subsidiaries that is material and adverse to the Company and the Subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to enter into and perform its obligations under any this Agreement.

“Maximum Commitment Amount” shall mean Five Million Dollars ($5,000,000.00).

“Person” shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Purchase Price” initially shall mean $1.52 per share of Common Stock; provided that if after the Execution Date the Company either (i) sells in a single arms-length offering of its Common Stock to investors (not including the Investor) in which the Company raises not less than $1,000,000 in gross proceeds, (ii) issues shares of Common Stock in an arms-length acquisition of assets, business, or other similar transaction with a transaction value of not less than $1,000,000, or (iii) the Company obtains from a third-party (accountant, valuation expert, etc.) valuation expert a valuation of a share of Common Stock in connection with the sale of its shares of Common Stock for any reason, including to officers, directors and employees pursuant to Section 409A of the Internal Revenue Code in connection with the issuance of employment based compensation, then from the date of the sale or acquisition transaction or valuation and thereafter, the Purchase Price will be either the per share price paid by the investors, the per share price assigned in the acquisition transaction, or the per share valuation until the next offering, acquisition or valuation sets a new subsequent price per share of Common Stock.

“Regulation D” shall mean Regulation D promulgated under the Securities Act.

“Rule 144” shall mean Rule 144 under the Securities Act or any similar provision then in force under the Securities Act.

“Sale Notice” shall mean the notice from the Company to the Investor requesting the Investor to purchase shares of Common Stock, in the amount designated in the Sale Notice, in the form of Exhibit A hereto, subject to the terms and conditions of this Agreement.

“Sale Shares” shall mean the shares of Common Stock to be issued and sold to the Investor, as specified in a Sale Notice up to a value of the Maximum Commitment Amount.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Subsidiary” means any Person that the Company wholly-owns or controls, or in which the Company, directly or indirectly, owns a majority of the voting stock or similar voting interest, in each case that should be disclosed pursuant to Item 601(b)(21) of Regulation S-K promulgated under the Securities Act.

“Transfer Agent” shall mean _______, the current transfer agent of the Company, and any successor transfer agent of the Company.

ARTICLE II

PURCHASE AND SALE OF COMMON STOCK

Section 2.1 SALE NOTICE. Upon the terms and conditions set forth herein, the Company shall have the right, but not the obligation, from time to time, to deliver a Sale Notice to the Investor. Without the written consent of the Investor, which may be withheld in its discretion, the Company may only deliver a Sale Notice (i) once each month, (ii) in a minimum amount of $20,000.00, (iii) in an aggregate maximum amount of $750,000.00 per each three month period ending on June 30, September 30, December 31 and March 31 of each year. The Company may not deliver a Sale Notice within fifteen (15) days of the prior delivery of a Sale Notice, without the written consent of the Investor, which may be withheld in its discretion.

Section 2.2 MECHANICS.

(a) SALE NOTICE. The Sale Notice will specify the following: (i) the aggregate dollar amount of all the Sale Shares subject to the Sale Notice, (ii) the Purchase Price of a share of the Sale Shares to be purchased, (iii) the aggregate number of Sale Shares to be purchased, (iv) the expected Closing Date of the sale of the Sale Shares to the Investor at which the Company and Investor will exchange a certificate for the Sale Shares being purchased and the payment therefore and (v) the general use of the proceeds to be received. The expected Closing Date for a sale of Sale Shares will be not less than five (5) business days and no more than ten (10) business days after the date of delivery of the Sale Notice. If the value of the Sale Shares stated in the Sale Notice delivered to the Investor causes the Company to exceed the Maximum Commitment Amount, then the amounts of the Sale Shares and Purchase price will be reduced automatically to not exceed the Maximum Commitment Amount.

(b) REJECTION OF A SALE NOTICE. In addition to the right of the Investor to reject and not close on a purchase of Sale Shares because of a failure of a closing requirement, the Investor has the absolute right to reject any Sale Notice and not complete a purchase of Sale Shares for the following reasons as of the Closing or occurring as of or after the date of the Sale Notice until the Closing Date: (i) if any domestic or international event or act or occurrence has materially disrupted, or in the Investor’s reasonable opinion will in the immediate future materially disrupt, general securities markets in the United States and/or the operations of the Company; or (ii) if trading, after the giving of a Sale Notice and before a Closing Date, on any tier of the New York Stock Exchange or The NASDAQ Stock Market shall have been noticed for or actually suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Securities and Exchange Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a new war or a substantial increase in major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority or foreign authority which has a substantial disruptive effect on or adversely impacts the United States securities markets, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Investor’s reasonable opinion, make it inadvisable to proceed with the delivery of the Purchase Price and receipt of the Sale Shares, (vii) the regulations under which the Company is able to operate its business as of the Closing Date have either been substantially changed or there has been notice of a substantial future change in those regulations that will result or is likely to result in a material adverse impact on the business, operations and financial condition or prospects of the Company, or (viii) if the Company is in material breach of any of its representations, warranties or covenants in this Agreement, or (ix) if the Investor shall have become aware after the date hereof of such a material adverse change in the conditions (regulatory, operational, financial or otherwise) or prospects of the Company, or such adverse material change in general market conditions as in the Investor’s good faith judgment would make it impracticable to proceed with the purchase of the Sale Shares.

(c) DATE OF DELIVERY OF SALE NOTICE. A Sale Notice shall be deemed delivered on (i) the business day it is received by email by the Investor, if the Sale Notice is received on or prior to 8:30 a.m. Los Angeles, California time, or (ii) the immediately succeeding business day if either it is received by email after 8:30 a.m. Los Angeles, California time on a business day or at any time on a day which is not a business day.

Section 2.3 CLOSINGS. The Closing of the purchase of the Sale Shares under a Sale Notice will be as specified in the Sale Notice (each a “Closing Date”), at which time the Investor shall deliver the total Purchase Price by wire transfer of immediately available funds to an account designated by the Company against the delivery of a stock certificate or other evidence of the Sale Shares being issued (such as a suitable book entry). Notwithstanding the foregoing obligation to pay for the Sale Shares in cash, if the Investor has advanced to the Company any funds or paid on its behalf any outstanding invoice or other obligation, then the Investor will first apply the advance or third party payment to the Purchase Price due for the Sale Shares, and correspondingly the aggregate cash Purchase Price for the Sale Shares will be reduced. At each Closing, the Company will confirm in writing that (i) each and every representation and warranty set forth herein made by the Company is true in all material respects, except any representation that is subject to a standard of materiality will be true in all respects, and (ii) that all other agreements between the Company and the Investor, regardless of whether any agreement has other adherents or third party beneficiaries, are in full force and effect and there is no breach of any such agreements.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF INVESTOR

The Investor represents and warrants to the Company that:

Section 3.1 ORGANIZATION; AUTHORITY. The Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement.

Section 3.2 NO PUBLIC SALE OR DISTRIBUTION. The Investor is acquiring the Sale Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the Securities Act; provided, however, by making the representations herein, the Investor does not agree, or make any representation or warranty, to hold any of the Sale Shares for any minimum or other specific term and reserves the right to dispose of the Sale Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The Investor does not currently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Sale Shares in violation of applicable securities laws.

Section 3.3 ACCREDITED INVESTOR STATUS. The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. The Investor understands that the Sale Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Sale Shares.

Section 3.4 INFORMATION. The Investor has been furnished with all materials relating to the business, finances, operations and prospects of the Company and materials relating to the offer and sale of the Sale Shares which have been requested by the Investor. The Investor has been afforded the opportunity to ask questions of the Company. The Investor understands that its investment in the Sale Shares involves a high degree of risk. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Sale Shares.

Section 3.5 NO GOVERNMENTAL REVIEW. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Sale Shares or the fairness or suitability of the investment in the Sale Shares nor have such authorities passed upon or endorsed the merits of the offering of the Sale Shares.

Section 3.6. TRANSFER OR RESALE. The Investor understands that: (i) the Sale Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Investor shall have delivered to the Company (if requested by the Company) an opinion of counsel to the Investor, in a form reasonably acceptable to the Company, to the effect that such Sale Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Investor provides the Company with reasonable assurance that the Sale Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Sale Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Sale Shares under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Sale Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Investor understands and consents to the application of a restrictive legend on any share certificate or other evidence of the Sale Shares that it acquired under this Agreement.

Section 3.7 VALIDITY; ENFORCEMENT. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and constitutes the legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

Section 3.8 NO CONFLICTS. The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Investor, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investor that, or except as set forth in the disclosure schedules hereto:

Section 4.1 ORGANIZATION OF THE COMPANY. The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any of its Subsidiaries is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

Section 4.2 AUTHORITY. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application. No further authorization of the stockholders or any third party is required for the issuance of the Sale Shares.

Section 4.6 VALID ISSUANCES. The Sale Shares, as of a Closing Date, will be duly and validly issued, fully paid, and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in this Agreement.

Section 4.7 NO CONFLICTS. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including, without limitation, the issuance of the Sale Shares, do not and will not: (a) result in a violation of the Company’s or any Subsidiary’s certificate or articles of incorporation, by-laws or other organizational or charter documents, (b) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, instrument or any “lock-up” or similar provision of any underwriting or similar agreement to which the Company or any Subsidiary is a party, or (c) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect) nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement (other than any SEC or state securities filings that may be required to be made by the Company subsequent to any Closing); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of Investor herein.

Section 4.8 NO MATERIAL ADVERSE CHANGE. Since the execution of this Agreement, other than events that have been disclosed to the Investor or are otherwise apparent to the Investor through its representation on the Board of Directors of the Company, no event has occurred that would have a Material Adverse Effect on the Company.

Section 4.9 LITIGATION AND OTHER PROCEEDINGS. There are no actions, suits, investigations, inquiries or proceedings pending or, to the actual knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties, nor has the Company received any written or oral notice of any such action, suit, proceeding, inquiry or investigation, which would have a Material Adverse Effect. No judgment, order, writ, injunction or decree or award has been issued by or, to the knowledge of the Company, requested of any court, arbitrator or governmental agency which would have a Material Adverse Effect. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any Subsidiary or any current or former director or officer of the Company or any Subsidiary.

Section 4.10 Possession of Licenses and Permit. The Company and its Subsidiaries (A) possesses all the licenses, permits, certificates, authorizations, consents and approvals (collectively, “Governmental Licenses”) issued by the appropriate governmental entities necessary to conduct its business as currently conducted except to the extent that any failure to possess any Governmental Licenses, provide any notice, make any filing, or obtain any Governmental Licenses would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the assets, business or operations of the Company or its Subsidiaries; none of the Company and Subsidiaries is in violation of, or in default under, any Governmental License, as except as would not reasonably be expected to have a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have not received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

Section 4.11 TITLE TO PROPERTY. The Company and its Subsidiaries have legal and valid title to all their material, respective assets and properties (whether through fee ownership or other rights of ownership), in each case free and clear of all liens, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and any real property or personal property held under lease or license by the Company and its Subsidiaries is held under a lease or license that is valid, existing and enforceable by the Company with such exceptions as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and the Company and its Subsidiaries have not received any written notice of any material claim that is adverse to the rights of the Company or a Subsidiary under any the lease.

Section 4.12 INTELLECTUAL PROPERTY. None of the Intellectual Property (as defined below) necessary for the conduct of the business of the Company and its subsidiaries, as currently conduced or as planned to be conducted, is (i) to the Company’s actual knowledge, infringing, or otherwise in conflict with the Intellectual Property rights of any other person or entity; or (ii) to the Company’s actual knowledge, is being infringed, misappropriated or otherwise violated by any other person or entity. To the Company’s actual knowledge, the Company and its Subsidiaries own or has the right or license to use all of its Intellectual Property used in the conduct of the business of the Company and its Subsidiaries as currently carried on by the Company and its Subsidiaries or as is planned to be conducted, but subject to such liens, charges, claims, encumbrances, pledges, security interests, defects or other restrictions or adverse rights of another person or entity that do not and will not have a Material Adverse Effect. The Company and its Subsidiaries are not obligated to pay any material royalties, material license fees or similar material payment to any other person or entity with respect to any Intellectual Property. The term “Intellectual Property” means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations in part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets, know-how (including all other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and confidential business information (including ideas, research and development, know how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, diagrams, specifications, customer and supplier lists, catalogs, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation) (whether purchased or internally developed), (g) all information systems and management procedures, (h) all other proprietary rights, and (i) all copies and tangible embodiments thereof (in whatever form or medium).

Section 4.13 TAXES. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or where such matters are the result of a pending bona fide dispute with taxing authorities, (A) the Company and its Subsidiaries have accurately prepared and timely filed all federal, state, foreign and other tax returns or other statements that are or were required to be filed by it, if any, and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which it is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), (B) no deficiency assessment with respect to a proposed adjustment of the Company’s or Subsidiaries’ federal, state, local or foreign taxes is pending or, to the Company’s actual knowledge, threatened, (C) since the date of the most recent audited financial statements, the Company and its Subsidiaries have not incurred any liability for taxes other than in the ordinary course of its business, and (D) there is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or its Subsidiaries.

Section 4.14 INSURANCE. The Company and its Subsidiaries carry, or is covered by, insurance (issued by insurers of recognized financial responsibility) in such amounts and covering such risks as is appropriate for the conduct of its entire business and the value of its assets, all of which insurance is in full force and effect in all material respects.

ARTICLE V

CONDITIONS TO DELIVERY OF

SALE NOTICES AND CONDITIONS TO CLOSING

Section 5.1 CONDITIONS PRECEDENT TO THE COMPANY ISSUE AND SALE OF SALE SHARES. The right of the Company to issue and sell the Sale Shares to the Investor is subject to the satisfaction of each of the conditions set forth below:

(a) ACCURACY OF INVESTOR’S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investor shall be true and correct in all material respects as of the date of this Agreement and as of the date of each Closing as though made at each such time.

(b) PERFORMANCE BY INVESTOR. Investor shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to such Closing.

Section 5.2 CONDITIONS PRECEDENT TO THE OBLIGATION OF INVESTOR TO PURCHASE SALE SHARES. The obligation of the Investor hereunder to purchase Sale Shares is subject to the satisfaction of each of the following conditions:

(a) SUFFICIENT AUTHORIZED SHARES. In respect of each sale to the Investor of Sale Shares, the Company has at the time of making the sale sufficient authorized shares of Common Stock shares to be able to deliver the Sale Shares.

(b) ACCURACY OF THE COMPANY’S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in Article IV hereof shall be true and correct in all material respects as of the date of this Agreement and as of the date of each Closing (except for representations and warranties specifically made as of a particular date) and representations and warranties of the Company that are qualified by materiality will be true and correct in all respects.

(c) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company.

(d) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.

(e) ADVERSE CHANGES. As of the Closing in respect of a specific sale of Sale Shares, there shall be no event then existing that had or is reasonably likely to have a Material Adverse Effect or other event specified in Section 2.2(b) of this Agreement.

(f) OFFICER’S CERTIFICATE. On each Closing, the Investor shall have received a closing certificate, executed by an executive officer of the Company, to the effect that all the conditions to the Closing shall have been satisfied as of the date of each such certificate.

ARTICLE VI

NOTICES; INDEMNIFICATION

Section 6.1 NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable air courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, or email as a PDF, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery by email at the address designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (ii) on the second business day following the date of mailing by express courier service or on the fifth business day after deposited in the mail, in each case, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

The addresses for such communications shall be:

If to the Company, to:

Invizyne Technologies, Inc.

Attention: Chief Executive Officer

Email: Mo@Invizyne.com

If to the Investor:

MDB Capital Group, LLC

Email: M@MDB.com

Attention: Chief Executive Officer

Either party hereto may from time to time change its address or email for notices under this Section 6.1 by giving at least ten (10) days’ prior written notice of such changed address to the other party hereto.

Section 6.2 INDEMNIFICATION. Each party (an “Indemnifying Party”) agrees to indemnify and hold harmless the other party along with its officers, directors, employees, and authorized agents, and each person or entity, if any, who controls such party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (an “Indemnified Party”) from and against any Damages, joint or several, and any action in respect thereof to which the Indemnified Party becomes subject to, resulting from, arising out of or relating to (i) any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Indemnifying Party contained in this Agreement, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Agreement, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law, as such Damages are incurred, except to the extent such Damages result primarily from the Indemnified Party’s failure to perform any covenant or agreement contained in this Agreement or the Indemnified Party’s negligence, recklessness or bad faith in performing its obligations under this Agreement.

ARTICLE VII

MISCELLANEOUS

Section 7.1 GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas without regard to the principles of conflicts of law. Each of the Company and the Investor hereby submits to the exclusive jurisdiction of the United States federal courts located in Dallas, Texas with respect to any dispute arising under this Agreement or the transactions contemplated thereby.

Section 7.2 JURY TRIAL WAIVER. The Company and the Investor hereby irrevocably waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out of or in connection with this Agreement.

Section 7.3 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Company and the Investor and their respective successors. Neither this Agreement nor any rights of the Investor or the Company hereunder may be assigned by either party to any other Person without the written permission of the other, which permission may be withheld for any reason.

Section 7.4 NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the Company and the Investor and their respective successors only, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as set forth in Section 6.2.

Section 7.5 TERMINATION. The Company may terminate this Agreement at any time by written notice to the Investor, except during any the period after the giving of a Sale Notice and ending on the Closing hereof, unless the Investor has rejected the sale and purchase of the Sale Shares as provided herein. In addition, this Agreement shall automatically terminate on the earlier of (i) the end of the Commitment Period; (ii) the date that the Company sells and the Investor purchases the Maximum Commitment Amount; or (iii) the date that, pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors; Upon any termination of this Agreement, the provisions of Article VI and Article VII (other than Section 7.15 shall survive the termination of this Agreement.

Section 7.6 ENTIRE AGREEMENT. This Agreement, together with the exhibits and schedules thereto, contain the entire understanding of the Company and the Investor with respect to the matters covered herein and therein and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Section 7.7 FEES AND EXPENSES. Except as expressly set forth in the this Agreement or any other writing to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Investor.

Section 7.8 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. This Agreement may be delivered to the other parties hereto by email of a copy of this Agreement bearing the signature of the parties so delivering this Agreement.

Section 7.9 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

Section 7.10 FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 7.11 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 7.12 EQUITABLE RELIEF. The Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Investor. The Company therefore agrees that the Investor shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Section 7.13 TITLE AND SUBTITLES. The titles and subtitles used in this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement.

Section 7.14 AMENDMENTS; WAIVERS. No provision of this Agreement may be amended other than by a written instrument signed by both parties hereto, and no provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

Section 7.15 PUBLICITY. The Company and the Investor shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement, other than as required by law, without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Investor without the prior written consent of the Investor, except to the extent required by law. The Investor acknowledges that this Agreement may be deemed to be “material contracts,” as that term is defined by Item 601(b)(10) of Regulation S-K, and that the Company may therefore be required to file such documents as exhibits to reports or registration statements filed under the Securities Act or the Exchange Act. The Investor further agrees that the status of such documents and materials as material contracts shall be determined solely by the Company, in consultation with its counsel.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

INVIZYNE TECHNOLOGIES, INC.

By:
Name:	Mo Hayat
Title:	CEO

MDB CAPITAL GROUP, LLC

By:
Name:	Christopher Marlett
Title:	CEO

[Signature Page to equity purchase agreement]

DISCLOSURE SCHEDULES TO

TERM EQUITY PURCHASE

AGREEMENT

None

EXHIBIT A

FORM OF PUT NOTICE

DATE OF NOTICE: _____________, 20___

TO: MDB CAPITAL GROUP, LLC

DATE:_________________________

We refer to the term equity purchase agreement, dated as of April 17, 2019 (the “Agreement”), entered into by and between Invizyne Technologies, Inc. and MDB Capital Group, LLC. Capitalized terms defined in the Agreement shall, unless otherwise defined herein, have the same meaning when used herein.

We hereby:

1) Subject to the terms of the Agreement, ask that you purchase _________ Sale Shares, at a per share price of $_______, for an aggregate Purchase Price of $________;

2) Specify that the Closing Date for the purchase of the Sale Shares will be ________, 20___;

3) Advise you that the proceeds from the sale by the Company of the Sale Shares under this notice will be used generally for the following purposes: _____;

4) Certify that the representations and warranties of the Company made in Article 4 of the Agreement are true and correct as of the date hereof; and

5) Certify that, as of the date hereof, the conditions set forth in Section 5.2 of the Agreement are satisfied.

INVIZYNE TECHNOLOGIES, INC.

By:
Name:
Title:	Chief Executive Officer

EXHIBIT B

FORM OF OFFICER’S CERTIFICATE

INVIZYNE TECHNOLOGIES, INC.

Pursuant to Section 5.2(f) of that certain term equity purchase agreement, dated as of April 17, 2019 (the “Agreement”), by and between Invizyne Technologies, Inc. (the “Company”) and MDB Capital Group, LLC (the “Investor”), the undersigned, in his capacity as Chief Executive Officer of the Company, and not in his individual capacity, hereby certifies, as of the date hereof (such date, the “Condition Satisfaction Date”), the following:

1. The representations and warranties of the Company are true and correct in all material respects as of the Closing Date (except for representations and warranties specifically made as of a particular date) with respect to all periods, and as to all events and circumstances occurring or existing to and including the Closing Date, except for any conditions which have temporarily caused any representations or warranties of the Company set forth in the Agreement to be incorrect and which have been corrected with no continuing impairment to the Company or the Investor or Material Adverse Effect to the Company; and

2. All of the conditions precedent to the obligation of the Investor to purchase Sale Shares set forth in the Agreement have been satisfied as of the Closing Date.

Capitalized terms used herein shall have the meanings set forth in the Agreement unless otherwise defined herein.

IN WITNESS WHEREOF, the undersigned has hereunto affixed his hand as of the ___________________, 20___.

By:
Name:
Title: